                                                                    EXHIBIT 99.1
                                                                    ------------

[ROADWAY CORPORATION LOGO]

CONTACT:

John M. Hyre
Investor and Public Relations
330-258-6080

                              FOR IMMEDIATE RELEASE

          ROADWAY CORPORATION'S THIRD QUARTER EARNINGS $0.43 PER SHARE
          ------------------------------------------------------------


AKRON, Ohio - September 24, 2001 - Michael W. Wickham, Chairman and CEO of Roadway Corporation (Nasdaq: ROAD), issued the following statement:

         Today we report our earnings for the third quarter of 2001. These numbers represent the collective effort of 28,000 good Roadway employees through September 8th. On September 11, our world changed. We send our condolences to all who were impacted by this cowardly act. The American economy and especially the American transportation system have taken a real body blow. It is too early to know what the final business impact of the Twin Towers and Washington, D.C. attacks will be. But, we can be sure of one thing, the freedom that we enjoy in this elegant free market system will allow all of us to adjust and reposition. The final result will be that our transportation system, and our economy, will recover and recover completely. At Roadway, we are all committed to that.


Roadway Corporation today reports net income of $8,173,000, or $0.43 per share (diluted), for its third quarter which ended September 8, 2001. This represents a decrease of 24.6% compared to net income of $10,845,000, or $0.57 per share (diluted), in the third quarter of 2000. Revenues for the third quarter of 2001 were $631,657,000, down 9.6% when compared to revenues of $698,867,000 for the third quarter of 2000.

         For the 36 weeks constituting the Company's first three quarters, net income was $17,186,000, or $0.91 per share (diluted), 44.8% below net income of $31,107,000, or $1.64 per share (diluted), for the same period in 2000. For the first three quarters of 2001, revenues were $1,924,251,000 a decrease of 7.6% when compared to revenues of $2,083,545,000 for the first three quarters of last year.


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


ROADWAY CORPORATION                                                       PAGE 2
THIRD QUARTER 2001

In the third quarter, total tonnage was down 13.2% from third quarter 2000 levels. Less-than-truckload (LTL) tons were down 13.2% and truckload tonnage was down 13.1%. Revenue per ton for the quarter increased 4.1% and operating expenses per ton rose 4.6% over 2000.

Commenting on the quarter, Wickham stated, "We are pleased to report that our operations showed continued improvement, as our third quarter results surpassed those of either of our first two quarters. While pricing remained firm during the quarter, softness in the general economy reduced our tonnage levels slightly more than we anticipated. On the other hand, we successfully managed our costs against our volumes without taking drastic actions that could harm our business over the long term. While we are not satisfied with our year-over-year results, we were able to meet our expectations and the quarter's operating ratio deteriorated by less than one-half of a percent."

 "Despite recent events and current business levels, our strategic direction remains unchanged. The acquisition of Arnold Industries by Roadway Corporation is moving ahead as planned. Roadway Express will continue its emphasis on maintaining the excellence of its core business, while developing its higher yielding regional, super-regional and specialty services. Additionally, while controlling our costs, we have protected our ability and capacity to meet our customers needs as market conditions change," Wickham added.

"The long-term effects on Roadway's business from the New York and Washington terrorist attacks have yet to be determined, but we don't anticipate them to be materially significant in terms of either lost business, or increased volumes from air cargo shipping changes. Looking ahead, we expect business levels to remain well below last year. The LTL pricing environment is expected to remain stable, with late summer pricing adjustments in place. We anticipate our fourth quarter operating ratio will improve by approximately 1/2 to one point when compared to the quarter just ended. " Wickham concluded.

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


ROADWAY CORPORATION                                                       PAGE 3
THIRD QUARTER 2001

Condensed Statements of Consolidated Income (Unaudited)
 Roadway Corporation and Subsidiaries

                                                                                 Twelve Weeks Ended
                                                                                   (Third Quarter)
                                                                    September 8, 2001           September 9, 2000
                                                               --------------------------------------------------------
                                                                        (in thousands, except per share data)
Revenue                                                            $      631,657              $      698,867
Operating expenses:
    Salaries, wages and benefits                                          404,722                     437,729
    Operating supplies and expenses                                       107,199                     123,380
    Purchased transportation                                               63,866                      74,383
    Operating taxes and licenses                                           16,342                      17,645
    Insurance and claims                                                    8,777                      13,070
    Provision for depreciation                                             16,678                      13,315
    Net (gain) loss on sale of operating property                             (88)                        743
                                                               --------------------------------------------------------
Total operating expenses                                                  617,496                     680,265
                                                               --------------------------------------------------------
Operating income                                                           14,161                      18,602
Other income, net                                                             314                         290
                                                               --------------------------------------------------------
Income before income taxes                                                 14,475                      18,892
Provision for income taxes                                                  6,302                       8,047
                                                               --------------------------------------------------------
Net income                                                         $        8,173              $       10,845
                                                               ========================================================

Earnings per share - basic                                         $          .44              $          .58
Earnings per share - diluted                                       $          .43              $          .57
Average shares outstanding - basic                                         18,455                      18,649
Average shares outstanding - diluted                                       18,987                      19,011

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                                       8

ROADWAY CORPORATION                                                      PAGE 4
THIRD QUARTER 2001

Condensed Statements of Consolidated Income (Unaudited)
 Roadway Corporation and Subsidiaries

                                                                               Thirty-six Weeks Ended
                                                                                  (Three Quarters)
                                                               --------------------------------------------------------
                                                                    September 8, 2001           September 9, 2000
                                                               --------------------------------------------------------
                                                                        (in thousands, except per share data)
Revenue                                                            $    1,924,251              $    2,083,545
Operating expenses:
    Salaries, wages and benefits                                        1,229,033                   1,306,220
    Operating supplies and expenses                                       336,833                     376,811
    Purchased transportation                                              191,954                     213,731
    Operating taxes and licenses                                           49,829                      54,861
    Insurance and claims                                                   34,044                      40,994
    Provision for depreciation                                             47,617                      36,973
    Net loss on sale of operating property                                    534                       1,257
                                                               --------------------------------------------------------
Total operating expenses                                                1,889,844                   2,030,847
                                                               --------------------------------------------------------
Operating income                                                           34,407                      52,698
Other (expense) income, net                                                (4,257)                      1,495
                                                               --------------------------------------------------------
Income before income taxes                                                 30,150                      54,193
Provision for income taxes                                                 12,964                      23,086
                                                               --------------------------------------------------------
Net income                                                         $       17,186              $       31,107
                                                               ========================================================

Earnings per share - basic                                         $          .93              $         1.67
Earnings per share - diluted                                       $          .91              $         1.64
Average shares outstanding - basic                                         18,449                      18,664
Average shares outstanding - diluted                                       18,938                      19,005


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


ROADWAY CORPORATION                                                      PAGE 5
Third Quarter 2001


Condensed Consolidated Balance Sheets (Unaudited)
 Roadway Corporation and Subsidiaries

                                                                   September 8, 2001             December 31, 2000
                                                              -----------------------------------------------------------
                                                                                    (in thousands)
Assets
Current assets:
    Cash and cash equivalents                                           $     82,554                 $     64,939
    Other current assets                                                     303,635                      315,939
                                                              -----------------------------------------------------------
Total current assets                                                         386,189                      380,878
Net carrier operating property                                               424,394                      428,685
Goodwill, net                                                                 15,206                       16,086
Deferred income taxes                                                         46,375                       44,756
                                                              -----------------------------------------------------------
Total assets                                                            $    872,164                 $    870,405
                                                              ===========================================================

Liabilities and shareholders' equity Current liabilities:
    Accounts payable                                                    $    180,012                 $    178,890
    Other current liabilities                                                159,984                      174,156
                                                              -----------------------------------------------------------
Total current liabilities                                                    339,996                      353,046
Long-term liabilities                                                        182,302                      177,488
Shareholders' equity                                                         349,866                      339,871
                                                              -----------------------------------------------------------
Total liabilities and equity                                            $    872,164                 $    870,405
                                                              ===========================================================

Condensed Statements of Consolidated Cash Flows (Unaudited)
 Roadway Corporation and Subsidiaries

                                                                                  Thirty-six Weeks Ended
                                                                                     (Three Quarters)
                                                                  --------------------------------------------------------
                                                                        September 8, 2001           September 9, 2000
                                                                  --------------------------------------------------------
                                                                                      (in thousands)
Cash flows from operating activities:
    Net income                                                            $   17,186                    $   31,107
    Adjustments                                                               47,749                        21,405
                                                                  --------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                     64,935                        52,512

NET CASH USED BY INVESTING ACTIVITIES                                        (43,860)                      (79,041)
NET CASH USED BY FINANCING ACTIVITIES                                         (3,615)                       (3,305)
Effect of exchange rate changes on cash                                          155                             0
                                                                  --------------------------------------------------------
Net increase (decrease) in cash
    and cash equivalents                                                      17,615                       (29,834)
Cash and cash equivalents at beginning of period                              64,939                        80,797
                                                                  --------------------------------------------------------
Cash and cash equivalents at end of period                                $   82,554                    $   50,963
                                                                  ========================================================

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


Roadway Corporation                                                      Page 6

THIRD QUARTER 2001

Operating Data (Unaudited)
ROADWAY CORPORATION AND SUBSIDIARIES

                                                                                 Twelve Weeks Ended
                                                                                   (Third Quarter)
                                                                    September 8, 2001           September 9, 2000
                                                               --------------------------------------------------------

LTL tons                                                                    1,384,338                   1,594,622
Truckload tons                                                                304,191                     350,209
                                                               --------------------------------------------------------
Total tons                                                                  1,688,529                   1,944,831

LTL shipments                                                               2,953,019                   3,421,557
Truckload shipments                                                            36,865                      42,976
                                                               --------------------------------------------------------
Total Shipments                                                             2,989,884                   3,464,533

Revenue per LTL ton                                                    $       421.94                $    403.02
Revenue per truckload ton                                              $       156.30                $    160.49
Revenue per ton                                                        $       374.09                $   359.35

Cost per ton                                                           $      365.70                 $    349.78
Operating ratio                                                                97.8%                       97.3%
Profit margin                                                                   1.3%                        1.6%

                                                                               Thirty-six Weeks Ended
                                                                                  (Three Quarters)
                                                                    September 8, 2001           September 9, 2000
                                                               --------------------------------------------------------

LTL tons                                                                    4,219,346                   4,806,042
Truckload tons                                                                957,109                   1,096,352
                                                               --------------------------------------------------------
Total tons                                                                  5,176,455                   5,902,394

LTL shipments                                                               9,047,468                  10,358,607
Truckload shipments                                                           115,561                     133,999
                                                               --------------------------------------------------------
Total Shipments                                                             9,163,029                  10,492,606

Revenue per LTL ton                                                    $       420.81              $       397.75
Revenue per truckload ton                                              $       155.39              $       156.83
Revenue per ton                                                        $       371.73              $       353.00

Cost per ton                                                           $       365.08              $       344.07
Operating ratio                                                                 98.2%                       97.5%
Profit margin                                                                    0.9%                        1.5%



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

Roadway Corporation                                                       Page 7

THIRD QUARTER 2001

Roadway Express operates with 12 weeks in each of the first three quarters and 16 weeks in the fourth quarter.

A conference call discussing this quarter's performance with securities analysts will be simulcast live on the Company's web site at www.roadwaycorp.com beginning at 9:00 AM Eastern Time on Tuesday, September 25. The call will remain available for playback for the next three weeks.

         Note: While most of the information provided herein is historical, some of the comments made are forward-looking statements. Roadway Corporation's actual performance may differ from that forecast as a result of variable factors such as the state of the national economy, capacity and rate levels in the motor freight industry, fuel prices, the success of the Company's operating plans as well as the Company's consummation of its pending acquisition of Arnold Industries, Inc., and uncertainties concerning the impact recent terrorist activities may have on the economy. These forward-looking statements reflect management's analysis only as of the date of this release. Roadway Corporation undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosure contained herein, readers should carefully review risks and uncertainties contained in other documents Roadway Corporation files from time to time with the Securities and Exchange Commission.



         Included in the Dow Jones Transportation Average, Roadway Corporation (Nasdaq: ROAD), is a holding company dedicated to identifying opportunities to expand the transportation related service offerings available to customers through the Roadway portfolio of strategically linked transportation companies. Principal among Roadway Corporation's holdings is Roadway Express, a leading transporter of industrial, commercial and retail goods with a variety of innovative services designed to meet customer needs. An ISO 9002 certified carrier, Roadway Express provides seamless service between all 50 states, Canada, Mexico and Puerto Rico including export services to 66 countries. For additional information, contact the Company at www.roadwaycorp.com.



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